Contract for Sale and Purchase of LNG

Party A: Xinjiang Guanghui LNG Development Co., Ltd
Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Signatory Location: Urumqi
Date: August 9, 2006

Party A:
Address: Xinjiang Digital Port Plaza, Urumqi.
Legal Representative: Han Shifa

Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.
Address: Room2008, Tower A, Caizhi International Plaza, No.18, Zhongguancun Dong Road, Haidian District, Beijing.
Legal Representative:

According to The Contract Law of the People's Republic of China, Gas Plan(1987)No.2001 the Interim Measures Governing Natural Gas Commodity and present situation in LNG production, supply and consumption, both Parties agree to enter into this Contract through consultation, and to comply with terms and conditions hereinafter set forth:

Article One Definition

1.	Standard Conditions shall mean an environment with a temperature of 20 degrees Celsius and an absolute pressure of 101.325 KPa (standard atmospheric pressure).

2.	Day shall mean the period of any calendar day starting at 8:00 and ending at 8:00 in the next calendar day.

3.	Delivery point shall mean the place where Party A delivers and Party B receives LNG.

4.	LNG Price shall mean the price for the LNG delivered by Party A to Party B at delivery point.

Article Two Term of Contract
Both Parties agree that the term of this Contract shall be three consecutive calendar years starting from the effective day, that is from August 9, 2006 to December 31, 2009.

Article Three Term of Gas Supply
The term of gas supply shall be from November 1, 2006 to December 31, 2007. Time for simultaneous inspection shall be decided through consultation between the two parties.

Article Four Gas Supply

1.	Planned monthly gas consumption for Party B: 450 tons

2.
Party B shall provide Party A with gas consumption plans for the next week in written forms five days in advance, and pay deposits according to Section 2 of Article Nine under this Contract. Party A shall decide daily average gas consumption after balancing gas consumption plans for all users. Gas delivery is done based on actual daily gas supply.

Article Five Gas Delivery

1.	Delivery point agreed under this Contract is: Party B’s city vaporizing gate station, i.e. Xuzhou receiving station.

2.
Gas supply shall be decided by weight lists provided by Party A and signed by both Parties. Should any dispute arise, it shall be resolved according to Section 3 of Article Seven under this Contract. The signature time of weight lists shall be the time when LNG tank containers are received. Upon such delivery, ownership and risk of LNG is shifted to Party B.

Article Six Gas Quality

1.	Gas quality shall meet the standards of Category natural gas set forth in GB17820-1999 Natural Gas, the national standards of the People’s Republic of China.

2.	LNG composition shall be analyzed by Shanshan LNG Plant, which shall provide gas composition reports.

Article Seven Measurement

1.	LNG shall be measured in weight.

2.
Measuring instruments shall be tested regularly according to measurement and testing regulations issued by State Bureau of Technical Supervision and China Natural Gas Group Co.. Legalized testing departments shall inform Party A and Party B to send representatives to witness tests of measuring instruments.

Measurement personnel must have operation certificates issued by provincial or ministerial regulative departments or their authorized measurement technical institutions.

3.
Should Party B has any objection to Party A’s measurement, Party B shall first sign the weight lists and note down disputed content. Party B shall make payment based on Party A’s measurement. Both Parties shall make simultaneous testing on measuring instruments within three days since Party B makes written objection. Should Party A fail such tests, Party A shall correct the measurement value and adjust measurement starting from the day when Party B makes objection. At the end of each month, Party A shall refund for any overpayment or demand supplemental payment for any deficiency, based on the adjusted measurement agreed between the two Parties. Should Party A pass such tests, Party B shall bear the costs for testing measuring instruments and other meters, for personnel and equipment.

Article Eight Price

Price for Party A’s LNG is consisted of ex-plant price and transportation fee. Based on the price structure of Party A, both Parties agree through consultation that, the price for LNG provided by Party A to Party B shall be RMB 3950per ton (tax included), among which RMB 1818 per ton is ex-plant price and RMB 2132 per ton is transportation fee.

Article Nine Payment

1.	Party B shall pay Party A deposits ( Planned weekly gas consumption times gas price). And Party A shall deliver gas upon receiving the payment.

2.
Payment shall be made through means such as remittance. Legal invoice shall be provided for ex-plant price and special invoice for transportation shall be provided according to regulations of transportation industry.

Article Ten Obligations and Responsibilities

1. Party A’s Obligations and Responsibilities

1)	Party A shall provide Party B with stable and continuous gas supply according to the quality and quantity agreed under this Contract.

2)
Party A shall carry out annual inspection on production equipment, regular inspection on power lines and equipment, so as to ensure normal gas supply. If gas supply needs to be suspended due to such regular inspections, Party A shall inform Party B in writing 10-20 days in advance, so that Party B has enough time to make gas reserve preparation before the suspense.

3)	Party A shall promptly inform Party B of suspense of gas supply due to sudden failures in power lines, equipment and other aspects ( non- Force Majeure events).

2. Party B’s Obligations and Responsibilities

1) Party B shall accept gas according to planned amount in this Contract.

2) Party A shall make timely payment to Party B as agreed in this Contract, based on weight lists signed by both Parties. If Party B fails to settle payment at due time, Party B shall pay late payment penalties to Party A (0.5‰ per day)starting from the second day since the day of delayed payment. If Party B’s delayed payment exceeds 15 days, Party A can decrease daily gas supply, and does not secure minimum daily supply. All the relevant losses and consequences shall be borne by Party B.

3) As for annual equipment simultaneous inspection, Party B shall inform Party A of such inspection in writing 10-20 days in advance. After such inspections, Party B shall notify Party A in writing 10-20 days before using the gas.

4) In cases of sudden failures in equipment and device or emergency suspense of gas supply in operation ( not due to Force Majeure), Party B shall timely inform Party A in writing.

Article Eleven Confidentiality

All terms and relevant information in this Contract shall be kept confidential, from the day when this Contract is signed to five years after its termination, as agreed hereby.

Without written approval from the other Party in advance, neither Party shall reveal part or all of the terms of this Contract to a third Party during such period. The breaching Party shall be liable for all the economic losses caused by its breach.

Article Twelve Force Majeure

When Force Majeure events happen, such as war, earthquake, flood, sabotage, traffic control or traffic ban adopted by relevant departments, road accident, severe weather affecting transportation, natural disaster, etc., the Force Majeure claiming party shall notify the other party promptly, provide documents within reasonable time, and take measures to minimize losses.

The Claiming Party shall be exempt from part or all of its obligations due to Force Majeure according to the impact of Force Majeure.

Article Thirteen Price Adjustment

1.
During the term of this Contract, should the price of natural gas source be adjusted by the National Development and Reform Committee, PetroChina Company Limited and other relevant governmental departments, which changes the price of source natural gas of LNG supplied by Party A, Party A shall adjust LNG supply price in Article Eight, according to the adjusted source gas price. Supply which has already been executed before the adjustment shall adopt the original price.

2.
During the term of this Contract, should the price of diesel used by Party A for LNG transport vehicles or the price of electricity used by Shanshan LNG Plant be adjusted by relevant governmental departments, which changes the transport and production cost for LNG supplied by Party A, Party A shall adjust LNG supply price in Article Eight, according to the adjusted electricity and diesel prices. Supply which has already been executed before the adjustment shall adopt the original price.

The price adjustment for LNG according to the abovementioned two sections shall be: Sales Price = Original Price+Source Gas Price Difference +Added Cost in Source Gas and Electricity+ Added Transport Cost in Diesel.

Article Fourteen Miscellaneous

1.
Should any disputes or controversies arise from the implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. Should such consultation or mediation fail, the Plaintiff shall file litigation at the Court where the plaintiff resides.

2.
During the term of this Contract, Party A and Party B shall sign contracts annually starting from the second year. Annual contract for the next year shall be signed three months before the present year terminates. If such contract is not signed before the termination of the present contract, Party A does not secure normal gas supply in the next year. Neither Party has the right to transfer any of its rights and obligations under this Contract.

3.	Notice and communication between the two parties shall be executed and confirmed in written forms.

4.
As for the matters which have not been covered in this Contract, the Parties shall make supplementary provisions or agreements through consultation. Such supplementary provisions or agreements shall have the same legal effect as this Contract.

Article Fifteen

This Contract is executed in two originals and four copies. Party A and Party B each hold one original and two copies.

Article Sixteen

After this Contract is signed and sealed by legal representatives or duly authorized agents of both Parties, Party B must pay RMB200,000 as deposit to Party A within 15 working days. This Contract shall enter into force when the payment is received. The abovementioned deposit shall become Party B’s payment sum within one month before this Contract is due.

Party A:	Party B:
Xinjiang Guanghui LNG Development Co.Ltd	Beijing Zhong Ran Wei Ye Gas Co., Ltd.
Sealed	Sealed
Representative:	Representative:
Signed	Signed